UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2019 (August 8, 2019)

Summit Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1790 Hughes Landing Blvd

Suite 500

The Woodlands, TX 77380

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (832) 413-4770

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	SMLP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2019, Summit Midstream Partners, LLC (“Summit Investments” or the “Company”) and Summit Midstream GP, LLC (the “general partner”) executed an employment agreement (the “Employment Agreement”) with Heath Deneke pursuant to which he will serve as President and Chief Executive Officer of the Company. In connection with his appointment as President and Chief Executive Officer, Mr. Deneke has also joined the general partner’s Board of Directors and the Board of Directors of Summit Investments.  Leonard W. Mallett, who has been serving as interim President and Chief Executive Officer since February 2019, will continue to serve as the Company’s Executive Vice President and Chief Operations Officer, and will report to Mr. Deneke.

Mr. Deneke, 46, joins the Company from Crestwood Equity Partners LP and Crestwood Midstream Partners LP (collectively, “Crestwood”), where he most recently served as Executive Vice President, Chief Operating Officer from August 2017 through April 2019. Previously, Mr. Deneke was the President, Chief Operating Officer of Crestwood’s Pipeline Services Group from June 2015 to August 2017, where he was responsible for the commercial development and operations of Crestwood’s midstream businesses, including assets in the Marcellus, Bakken, PRB Niobrara, Delaware Permian, Barnett, Granite Wash, Fayetteville and Haynesville shale plays. Prior to that, he served as President of Crestwood’s Natural Gas Business Unit from October 2013 to June 2015 and as Senior Vice President and Chief Commercial Officer of Crestwood’s legacy business from August 2012 until October 2013. Prior to joining Crestwood, Mr. Deneke served in various management positions at El Paso Corporation and its affiliates, including Vice President of Project Development and Engineering for the Pipeline Group, Director of Marketing and Asset Optimization for Tennessee Gas Pipeline Company, LLC and Manager of Business Development and Strategy for Southern Natural Gas Company, LLC. Mr. Deneke holds a bachelor’s degree in Mechanical Engineering from Auburn University.

Mr. Deneke’s Employment Agreement, which has an effective date of September 16, 2019, has an initial term that expires on September 16, 2021, and is then automatically extended for successive one-year periods, unless either party gives notice of non-extension to the other no later than 30 days prior to the expiration of the then-applicable term. Mr. Deneke’s Employment Agreement provides for an annual base salary of $600,000, and a performance-based bonus ranging from 0% to 300% of base salary, with a target of 150% of base salary. Mr. Deneke is entitled to receive a prorated annual bonus (based on target) if his employment is terminated by Mr. Deneke with good reason, or by the Company without cause or as a result of a non-extension of the term, or due to death or disability. In addition, Mr. Deneke’s Employment Agreement also provides for reimbursement of certain business expenses incurred in connection with his employment, including company-paid tax preparation and advisory services of up to $12,000 per year and membership dues of up to $15,000 per year.

Mr. Deneke’s Employment Agreement provides for a cash severance payment upon a termination resulting from a non-extension of the term by the Company, by the Company without cause or by Mr. Deneke for good reason, which is defined generally as the officer's termination of employment within two years after the occurrence of (i) a material diminution in Mr. Deneke’s authority, duties or responsibilities, (ii) a material diminution in the aggregated total of Mr. Deneke’s base salary, target bonus (as a percentage of base salary) or Annual LTIP Target (as that term is defined in the agreement), (iii) a material change in the geographic location at which Mr. Deneke must perform his services under the agreement, (iv) a change in Mr. Deneke’s reporting relationship resulting in Mr. Deneke no longer reporting directly to the Board of Directors of the Company or the general partner, or (v) any other action or inaction that constitutes a material breach of the Employment Agreement by the Company (each a "Qualifying Termination"). In the event of a Qualifying Termination, Mr. Deneke’s severance payment will be equal to two and one-half times the sum of his annual base salary and the higher of his target annual bonus payable in respect of the immediately preceding year and the annual bonus actually paid to him in respect of that year.

Following any termination of employment other than one resulting from non-extension of the term, his Employment Agreement provides that Mr. Deneke will be subject to a post-termination non-competition covenant through the severance period, and, following any termination of employment, Mr. Deneke will be subject to a one-year post-termination non-solicitation covenant. If Mr. Deneke’s employment terminates as a result of his non-extension of the term, the Company may choose to subject him to a non-competition covenant for up to one year post-termination. If the Company exercises this “noncompete option,”, then Mr. Deneke would be entitled to a severance payment in an amount equal to the sum of his annual base salary and annual bonus payable in respect of the preceding year, multiplied by a fraction, the numerator of which is equal to the number of days from the date of termination through the expiration of the restricted period (as elected by the Company) and the denominator of which is 365. In this case, the severance payment will be payable in equal installments over the restricted period. Following any termination of employment, the Company has agreed to pay the out-of-pocket premium cost to continue Mr. Deneke’s medical and dental coverage for a period not to exceed 18 months, with such coverage terminating if any new employer provides benefits coverage.

Mr. Deneke’s Employment Agreement also provides that all equity awards granted to him under SMLP's long-term incentive plan and held by him as of immediately prior to a change in control of the Company will become fully vested immediately prior to the change in control.

Mr. Deneke’s Employment Agreement provides that, if any portion of the payments or benefits provided to Mr. Deneke would be subject to the excise tax imposed in connection with Section 280G of the Internal Revenue Code, then the payments and benefits will be reduced if such reduction would result in a greater after-tax payment to Mr. Deneke. This description of Mr. Deneke’s Employment Agreement is qualified in its entirety by reference to the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Additionally, as an inducement to accept the position of President and Chief Executive Officer of the Company, at the beginning of his employment term, Mr. Deneke will receive a one-time grant of phantom units valued at $4,000,000, pursuant to a standalone phantom unit award agreement (the "Award Agreement"). Subject to the terms and conditions of the Award Agreement, the underlying phantom units will vest ratably over a three-year period, and are entitled to distribution equivalent rights for each phantom unit, providing for a lump sum payment equal to the accrued distributions from the grant date of the phantom units to be paid in cash upon the vesting date. Furthermore, the phantom units will be subject to accelerated vesting on the occurrence of any of the following events: (i) a termination of Mr. Deneke’s employment other than for cause, (ii) a termination of employment by Mr. Deneke for good reason (as that term is defined in the Employment Agreement), (iii) a termination of Mr. Deneke’s employment by reason of death or disability or (iv) a Change in Control (as defined in the Award Agreement).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number		Description
10.1	†	Employment Agreement effective September 16, 2019, by and between Summit Midstream Partners, LLC and Heath Deneke
104		Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

____________________

† Management contract or compensatory plan or arrangement that is being filed as an exhibit pursuant to Item 9.01(d) of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

		By:	Summit Midstream GP, LLC (its general partner)

Date:	August 9, 2019	/s/ Marc D. Stratton
Marc D. Stratton, Executive Vice President and Chief Financial Officer

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